SOLOMON TECHNOLOGIES, INC.
SENIOR SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

$75,000	July 8, 2005

FOR VALUE RECEIVED, SOLOMON TECHNOLOGIES, INC., a Delaware corporation (“Company”), with its principal office at 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689, hereby promises to pay to the order of Jezebel Management Corporation, a Florida corporation (“Holder”), with its principal office at c/o JMC Venture Partners LLC, 2 Oliver Street, Suite 203, Boston MA 02109 (the “Holder’s Office”), or its assigns, on August 15, 2005 (the “Maturity Date”), the principal amount of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) (the “Principal Amount”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said Principal Amount from time to time outstanding at the rate of twelve percent (12%) per annum (“Interest”). The unpaid Principal Amount, together with the then accrued unpaid Interest and all other amounts owed hereunder, shall be due and payable on the Maturity Date. Payment of the Principal Amount and Interest hereunder shall be made by check to the Holder at the Holder’s office or wire transfer of immediately available good funds to such bank account as the Holder may designate by notice to the Company prior to any such payment.

In connection with the issuance of this Note, the Company has executed a security agreement dated as of March 16, 2005 (as amended, restated or modified from time to time, the “Security Agreement”), pursuant to which the Holder has been granted a first priority security interest in the “Collateral” identified therein.

This Note is one of a series of substantially similar notes of the Company with an aggregate principal amount of up to $500,000 (collectively, the “Notes”). The Notes shall be payable pari passu with each other but shall at all times be senior to any other indebtedness of the Company in right of payment of principal, interest and all other sums due or payable, and all other present and future indebtedness and obligations of the Company, other than accrued taxes or taxes due and payable.

This Note is subject to prepayment in whole or in part at any time and from time to time without penalty or premium, but with Interest on the amount prepaid to the date of prepayment. All prepayments will first be applied to the repayment of accrued fees and expenses, then to Interest accrued on this Note through the date of such prepayment until all then outstanding accrued Interest has been paid, and then shall be applied to the repayment of the Principal Amount.

1.    Default.

1.1  Events of Default. Upon the occurrence of any of the following events (herein “Events of Default”):

(i)  The Company shall fail to pay the Principal Amount and Interest on this or any other Note on the Maturity Date;

(ii)  (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property or admit generally an inability to pay its debts as they become due; or (D) the Company shall make a general assignment for the benefit of creditors;

(iii)  (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such event for thirty (30) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such event for thirty (30) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged;

(iv) Any of the Company’s representations or warranties contained herein is determined by a court of competent jurisdiction as false or misleading in any material respect; or

(v) The Company shall breach or fail to perform or observe any obligation, covenant, term, condition, provision or agreement of the Company contained in this Note or in any of the other Notes, after giving effect to any applicable notice provisions and cure periods; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.2(a) and (c) of this Note, such failure is not remedied within twenty (20) days after the Company’s receipt of written notice of same;

then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire Principal Amount of this Note then outstanding together with any accrued Interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and exercise any and all other legal or equitable rights resulting therefrom. Upon the occurrence of an Event of Default that remains uncured as set forth herein and the placement of this Note in the hands of an attorney for collection, the Company agrees to pay reasonable collection costs and expenses, including reasonable attorneys’ fees and interest from the date of the Event of Default at the rate of eighteen percent (18%) per annum computed on the unpaid principal balance. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.

1.2  Non-Waiver and Other Remedies. No course of dealing, delay or omission on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. Holder shall not be deemed to have waived any of its rights under this Note unless such waiver is in writing and signed by Holder. A waiver in writing by Holder on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

2.  Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of and Interest on this Note at the place, at the respective times, at the rates, and in the currency or securities herein prescribed.

2.1  In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by Company or received by Holder, such excess sum shall be credited as a payment of Principal Amount (or if no Principal Amount remains outstanding, shall be refunded to the Company). It is the express intent hereof that the Company shall not pay and Holder not receive, directly or indirectly or in any other manner, interest in excess of that which may be lawfully paid under applicable law. All Interest (including all charges, fees or other amounts deemed to be Interest) that is paid or charged under this Note shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the actual term of this Note.

2.2  Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

(a)  Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b)  Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

(c)  Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (“Requirement(s)”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except when the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

3.  Miscellaneous.

3.1  Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

3.2  Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

3.3  Legend. This Note shall be imprinted with a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

3.4  Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

3.5  Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Holder:	To the Holder’s address on page 1 of this Note, Attn.: Michael A. D’Amelio

To the Company:	To the Company’s address on page 1 of this Note, Attn: Peter W. DeVecchis, Jr., President

With a copy to:	Davis & Gilbert LLP 1740 Broadway New York, New York 10019 Attn: Ralph W. Norton, Esq.

or to such other address as any party, by notice to the other parties, may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five business days after mailing.

3.6  Governing Law. This Note will be deemed to have been made and delivered in New York and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.

3.7  Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

3.8  Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

3.9  Assignment. All rights of Holder under this Note may be assigned by Holder to any third party and all rights of Holder hereunder shall inure to the benefit of its transferees, successors and assigns.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representatives of the Company and the Holder.

SOLOMON TECHNOLOGIES, INC.

By:	/s/ Peter W. DeVecchis, Jr.
Name: Peter W. DeVecchis, Jr.
Title: President

Accepted and Agreed:

JEZEBEL MANAGEMENT CORPORATION

By:	/s/ Michael A. D’Amelio
Name: Michael A. D’Amelio
Title: President